This Term Sheet is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated September 1, 1995, and the Prospectus Supplement dated September 13, 1995, of Norwest Corporation. For purposes of Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Term Sheet, the Prospectus, the Prospectus Supplement and the documents incorporated therein by reference. The approximate date of first use of this Term Sheet is October 5, 1995.

Dated:  October 6, 1995

                                    TERM SHEET #4
            used in reliance on Rule 434 under the Securities Act of 1933
          (Supplement to Prospectus dated September 1, 1995, and Prospectus
             Supplement dated September 13, 1995, of Norwest Corporation)

                                NORWEST CORPORATION

                             Medium-Term Notes, Series G

                                  Fixed Rate Notes

            Interest payable each April 15 and October 15 and at Maturity

 Aggregate
 Principal      Proceeds     Date of   Maturity   Interest
  Amount       to Company     Issue      Date       Rate             Agent
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$200,000,000  $199,150,000   10/12/95  10/15/00    6.125%   Salomon Brothers
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Other Terms:  CUSIP #66938FJH8
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